Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-221657) and Forms S-8 (File No. 333-129251, 333-168999, 333-169000, 333-183786, 333-183788, 333-183796, 333-198227, and 333-198228) of our report dated March 30, 2017, relating to our audit of the consolidated financial statements of UQM Technologies, Inc., which appears in this Annual Report on Form 10-K of UQM Technologies, Inc. for the year ended December 31, 2017.

/s/ Hein & Associates LLP

Denver, Colorado

March 20, 2018